Exhibit 4.3

                         AMENDMENT TO REGISTRATION
                             RIGHTS AGREEMENT


  This AMENDMENT TO REGISTRATION RIGHTS AGREEMENT is dated as of
October 22, 1996, and is by and among DENBURY RESOURCES, INC., a Canadian corporation (the "Company"), TPG PARTNERS, L.P., a Delaware limited partnership ("TPG"), and TPG PARALLEL I, L.P., a Delaware limited partnership ("Parallel").

                           W I T N E S S E T H:

  WHEREAS, the Company, TPG and Parallel are parties to that certain Registration Rights Agreement effective as of December 21, 1995 (the "Registration Rights Agreement"); and

  WHEREAS, the Company and TPG are parties to that certain Stock
Purchase Agreement dated as of October 2, 1996 (the "Stock Purchase Agreement"), whereby TPG has agreed to purchase 800,000 shares of newly-issued Common Stock from the Company; and

  WHEREAS, the parties desire to amend herein the Registration Rights Agreement so that the benefits accruing to TPG and Parallel thereunder shall likewise apply to the shares of Common Stock to be purchased pursuant to the Stock Purchase Agreement;

  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

  1. Section 1(i) of the Registration Rights Agreement hereby is amended in its entirety to read as follows:

       (i) "Subject Common Shares " means the Common Shares to be acquired pursuant to the Securities Purchase Agreement, the Common Shares issuable upon exercise of the Warrants and upon conversion of the Series A Preferred Shares, and, if necessary (only with respect to registration in the United States) to register the underlying Common Shares, the Warrants and the Series A Preferred Shares, any additional Common Shares distributed in respect of such Subject Common Shares, any equity security into which the original Subject Common Shares are converted, and the Common Shares to be acquired pursuant to that certain Stock Purchase Agreement dated as of October 2, 1996, between the Company and TPG.

  2. Except as amended hereby, the Registration Rights Agreement remains in full force and effect.

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  IN WITNESS WHEREOF, the parties have executed this Amendment to
Registration Rights Agreement effective as of the date first above written.

                           DENBURY RESOURCES, INC.


                           By:______________________________________
                               Phil Rykhoek, Chief Financial Officer


                           TPG PARTNERS, L.P.

                           By: TPG GenPar, L.P., its general partner
                           By: TPG Advisors, Inc., its general partner


                           By:______________________________________
                               James J. O'Brien, Vice President

                           TPG PARALLEL I, L.P.

                           By: TPG GenPar, L.P., its general partner
                           By: TPG Advisors, Inc., its general partner


                           By:______________________________________
                               James J. O'Brien, Vice President